EXHIBIT 21

                 Subsidiaries of the Registrant

The table below indicates each of the Registrant's subsidiaries, each subsidiary's jurisdiction of incorporation, and the percentage of its voting securities owned by the Registrant or its subsidiaries.

                                      State or
                                     country of        Percentage
                                   incorporation        of voting
Subsidiaries                      or organization      securities       Owned by
Industrial Airsystems, Inc.          Minnesota            100%       Registrant
Manufacturera Mexicana de
  Partes de Automoviles,
  S.A. ("Mexpar")                    Mexico               100%       Registrant<F1>
Modine, Inc.                         Delaware             100%       Registrant
Modine Acquisition Corp.             Delaware             100%       Registrant
Modine Aftermarket
  Holdings, Inc.                     North Carolina       100%       Registrant
Modine Asia K.K.                     Japan                100%       Registrant
Modine Austria Ges.m.b.H             Austria              100%       Registrant
Modine do Brasil Ltda.               Brazil                99%       Modine, Inc.<F2>
Modine of Canada, Ltd.               Canada               100%       Registrant
Modine Climate Systems, Inc.<F3>     Kentucky             100%       Registrant
Modine Export Sales Corp.            Barbados             100%       Registrant
Modine Foundation, Inc.              Wisconsin            100%       Registrant
Modine Manufacturing Company
  Foundation, Inc.                   Wisconsin            100%       Registrant
Modine of Puerto Rico, Inc.          Delaware             100%       Registrant
Radman, Inc.                         Michigan             100%       Registrant
TRT Heating Products, Inc.           Rhode Island         100%       Registrant
Modine Holding GmbH                  Germany              100%       Modine, Inc.
Modine Transferencia de Calor,
  S.A. de C.V.                       Mexico              99.6%       Modine, Inc.<F2>
NRF B.V.                             The Netherlands      100%       Modine, Inc.
Modine Climate Systems GmbH          Germany              100%       Modine Climate
                                                                        Systems Inc.
Modine Automobiltechnik GmbH         Germany              100%       Modine Holding GmbH
Modine Bernhausen GmbH               Germany              100%       Modine Holding GmbH
Modine Europe GmbH                   Germany              100%       Modine Holding GmbH
Modine Grundstucksverwaltungs
  GmbH                               Germany              100%       Modine Holding GmbH
Modine Hungarian Kft.                Hungary              100%       Modine Holding GmbH
Modine Kirchentellinsfurt GmbH       Germany              100%       Modine Holding GmbH
Modine Montage GmbH                  Germany              100%       Modine Holding GmbH
Modine Neuenkirchen GmbH             Germany              100%       Modine Holding GmbH
Modine SRL                           Italy                100%       Modine Holding GmbH
Modine Tubingen GmbH                 Germany              100%       Modine Holding GmbH
Modine Uden B.V.                     The Netherlands      100%       Modine Holding GmbH

----------------------------------
<F1>  One share of Mexpar is held by Modine, Inc.
<F2>  Balance of voting securities held by the Registrant.
<F3>  Formerly known as Signet Systems, Inc.

                                EXHIBIT 21 continued

                                      State or
                                     country of        Percentage
                                   incorporation        of voting
Subsidiaries                      or organization      securities       Owned by

NRF B.V.B.A.                         Belgium              100%       NRF B.V.
NRF Deutschland GmbH                 Germany              100%       NRF B.V.
NRF Espania S.A.                     Spain                100%       NRF B.V.
NRF France SARL                      France               100%       NRF B.V.
NRF Handelgesellschaft mbH           Austria              100%       NRF B.V.
NRF Italia SRL                       Italy                100%       NRF B.V.
NRF Poland Spolka Z.O.O.             Poland               100%       NRF B.V.
NRF Services AS                      Denmark              100%       NRF B.V.
NRF Switzerland AG                   Switzerland          100%       NRF B.V.
NRF UK Ltd.                          United Kingdom       100%       NRF B.V.



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